                      DELAWARE GROUP EQUITY FUNDS II, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION



                  Delaware Group Equity Funds II, Inc. (formerly known as Delaware Group Decatur Fund, Inc.), a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation has authority to issue a total of Seven Hundred Fifty Million (750,000,000) shares of common stock with a par value of One Dollar ($1.00) per share of the Corporation (the "Common Stock"), having an aggregate par value of Seven Hundred Fifty Million Dollars ($750,000,000). Of such Seven Hundred Fifty Million (750,000,000) shares of Common Stock, Five Hundred Million (500,000,000) shares have been allocated to the Decatur Income Fund series of the Common Stock and Two Hundred Fifty Million (250,000,000) shares have been allocated to the Decatur Total Return Fund series of the Common Stock. The Five Hundred Million (500,000,000) shares of the Decatur Income Fund series of the Common Stock have been allocated among four classes as follows:
(1) Three Hundred Fifty Million (350,000,000) shares have been allocated to the Decatur Income Fund A Class, and (2) Fifty Million (50,000,000) shares have been allocated to each of the Decatur Income Fund Institutional Class, the Decatur Income Fund B Class and the Decatur Income Fund C Class. The Two Hundred Fifty Million (250,000,000) shares of the Decatur Total Return Fund series of the Common Stock have been allocated among four classes as follows: (1) One Hundred Million (100,000,000) shares have been allocated to the Decatur Total Return Fund A Class, and (2) Fifty Million (50,000,000) shares have been allocated to each of the Decatur Total Return Fund Institutional Class, the Decatur Total Return Fund B Class and the Decatur Total Return Fund C Class.

                  SECOND: The Board of Directors of the Corporation, at a meeting held on December __, 1996, adopted resolutions reallocating One Hundred Fifty Million (150,000,000) shares of the Common Stock that had previously been allocated to the Decatur Income Fund A Class to the category of shares of Common Stock of the Corporation that are authorized, unissued, unclassified and unallocated.

                  THIRD: The Board of Directors of the Corporation, at a meeting held on December __, 1996, adopted resolutions increasing the aggregate number of shares of Common Stock that the Corporation has authority to issue from Seven Hundred Fifty Million (750,000,000) shares to One Billion (1,000,000,000) shares, designating two additional series of the Corporation's Common Stock as the Blue Chip Fund series and the Quantum Fund series, and classifying and allocating Two Hundred Million (200,000,000) shares of authorized, unissued and unclassified Common Stock to each of the Blue Chip Fund series and the Quantum Fund series. The Two Hundred Million (200,000,000) shares of the Common Stock which have been allocated to the Blue Chip Fund series have been further allocated as follows: (1) One Hundred Million (100,000,000) shares of the Blue Chip Fund series of the Common Stock have been allocated to the Blue Chip Fund A Class, (2) Fifty Million (50,000,000) shares of the Blue Chip Fund series of the Common Stock have been allocated to the Blue Chip Fund Institutional Class, and (3) Twenty-Five Million (25,000,000) shares of the Blue Chip Fund series of the Common Stock have been allocated to each of the Blue Chip Fund B Class and the Blue Chip Fund C Class. The Two Hundred Million (200,000,000) shares of the Common Stock which have been allocated to the Quantum Fund series have been further allocated as follows: (1) One Hundred Million (100,000,000) shares of the Quantum Fund series of the Common Stock have been allocated to the Quantum Fund A Class, (2) Fifty Million (50,000,000) shares of the Quantum Fund series of the Common Stock have been allocated to the Quantum Fund Institutional Class, and (3) Twenty-Five Million (25,000,000) shares of the Quantum Fund series of the Common Stock have been allocated to each of the Quantum Fund B Class and the Quantum Fund C Class.

                  FOURTH: As a result of the aforesaid reclassification and increase in the authorized Common Stock, the Corporation has authority to issue One Billion (1,000,000,000) shares of Common Stock with a par value of One Dollar ($1.00) per share, having an aggregate par value of One Billion Dollars ($1,000,000,000). Of such One Billion (1,000,000,000) shares of Common Stock, One Billion (1,000,000,000) shares of the Common Stock have been allocated as follows: (1) Three Hundred Fifty Million (350,000,000) shares have been allocated to the Decatur Income Fund series, (2) Two Hundred Fifty Million (250,000,000) shares have been allocated to the Decatur Total Return Fund series, (3) Two Hundred Million (200,000,000) shares have been allocated to the Blue Chip Fund series, and (4) Two Hundred Million (200,000,000) shares have been allocated to the Quantum Fund series. The Three Hundred Fifty Million (350,000,000) shares of the Corporation's Common Stock which have been allocated to the Decatur Income Fund series have been further classified and allocated as follows: (1) Two Hundred Million (200,000,000) shares have been allocated to the Decatur Income Fund A Class, and (2) Fifty Million (50,000,000) shares have been allocated to each of the Decatur Income Fund Institutional Class, the Decatur Income Fund B Class and the Decatur Income Fund C Class. The Two

Hundred Fifty Million (250,000,000) shares of the Corporation's Common Stock which have been allocated to the Decatur Total Return Fund series have been further classified and allocated as follows: (1) One Hundred Million (100,000,000) shares have been allocated to the Decatur Total Return Fund A Class, and (2) Fifty Million (50,000,000) shares have been allocated to each of the Decatur Total Return Fund Institutional Class, the Decatur Total Return Fund B Class and the Decatur Total Return Fund C Class. The Two Hundred Million (200,000,000) shares of the Corporation's Common Stock which have been allocated to the Blue Chip Fund series have been further classified and allocated as follows: (1) One Hundred Million (100,000,000) shares have been allocated to the Blue Chip Fund A Class, (2) Fifty Million (50,000,000) shares have been allocated to the Blue Chip Fund Institutional Class, and (3) Twenty-Five Million (25,000,000) shares have been allocated to each of the Blue Chip Fund B Class and the Blue Chip Fund C Class. The Two Hundred Million (200,000,000) shares of the Corporation's Common Stock which have been allocated to the Quantum Fund series have been further classified and allocated as follows: (1) One Hundred Million (100,000,000) shares have been allocated to the Quantum Fund A Class,
(2) Fifty Million (50,000,000) shares have been allocated to the Quantum Fund Institutional Class, and (3) Twenty-Five Million (25,000,000) shares have been allocated to each of the Quantum Fund B Class and the Quantum Fund C Class.

                  FIFTH: The shares of the Blue Chip Fund A Class, the Blue Chip Fund B Class, the Blue Chip Fund C Class and the Blue Chip Fund Institutional Class of the Blue Chip Fund series shall represent proportionate interests in the same portfolio of investments. The shares of the Quantum Fund A Class, the Quantum Fund B Class, the Quantum Fund C Class and the Quantum Fund Institutional Class of the Quantum Fund series shall represent proportionate interests in the same portfolio of investments. The shares of the Blue Chip Fund A Class, the Blue Chip Fund B Class, the Blue Chip Fund C Class and the Blue Chip Fund Institutional Class of the Blue Chip Fund series, and the shares of the Quantum Fund A Class, the Quantum Fund B Class, the Quantum Fund C Class and the Quantum Fund Institutional Class of the Quantum Fund series, shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the Blue Chip Fund A Class, the Blue Chip Fund B Class, the Blue Chip Fund C Class and the Blue Chip Fund Institutional Class of the Blue Chip Fund series of the Common Stock, and the dividends and distributions of investment income and capital gains with respect to shares of the Quantum Fund A Class, the Quantum Fund B Class, the Quantum Fund C Class and the Quantum Fund Institutional Class of the Quantum Fund series of the Common Stock, shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the Blue Chip Fund series and the Quantum Fund series of the Common Stock, respectively, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Blue Chip Fund series among its four classes of Common Stock, and the allocation of investment income and capital gains and expenses and liabilities of the Quantum Fund series among its four classes of Common Stock, shall be determined by the Board of Directors in a manner that is consistent with the orders, as applicable, dated April 10, 1987 and September 6, 1994 (Investment Company Act of 1940 Release Nos. 15675 and 20529) issued by the Securities and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders.

                  2. (a) Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Blue Chip Fund A Class, the Blue Chip Fund B Class, the Blue Chip Fund C Class and the Blue Chip Fund Institutional Class of the Blue Chip Fund series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Blue Chip Fund A Class, the Blue Chip Fund B Class, the Blue Chip Fund C Class and the Blue Chip Fund Institutional Class of the Blue Chip Fund series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of the Blue Chip Fund A Class, the Blue Chip Fund B Class and the Blue Chip Fund C Class, and
                  (ii) no
                  voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the Blue Chip Fund series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Blue Chip Fund A Class, the Blue Chip Fund B Class and the Blue Chip Fund C Class.

                  (b) Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Quantum Fund A Class, the Quantum Fund B Class, the Quantum Fund C Class and the Quantum Fund Institutional Class of the Quantum Fund series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Quantum Fund A Class, the Quantum Fund B Class, the Quantum Fund C Class and the Quantum Fund Institutional Class of the Quantum Fund series, respectively, including, without limitation, the provisions of any Distribution Plan applicable to shares of the Quantum Fund A Class, the Quantum Fund B Class and the Quantum Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the Quantum Fund series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Quantum Fund A Class, the Quantum Fund B Class and the Quantum Fund C Class.

                  3. (a) Other than shares described in paragraph (3)(b) herein, each share of the Blue Chip Fund B Class and the Quantum Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Blue Chip Fund A Class and the Quantum Fund A Class, respectively, on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectuses of the Blue Chip Fund B Class and the Quantum Fund B Class, as such prospectuses may be amended from time to time, that is no later than three months after either
                  (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectuses of the Blue Chip Fund B Class and the Quantum Fund B Class, as such prospectuses may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the Blue Chip Fund B Class or of the Quantum Fund B Class, respectively, acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectuses of the Blue Chip Fund B Class and of the Quantum Fund B Class, as such prospectuses may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the Blue Chip Fund B Class or of a share of the Quantum Fund B Class shall mean (i) in the case of a share of the Blue Chip Fund B Class or a share of the Quantum Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the Blue Chip Fund B Class or such share of the Quantum Fund B Class, as appropriate, or
                  (ii) in the case of a share of the Blue Chip Fund B Class or a share of the Quantum Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                           (b) Each share of the Blue Chip Fund B Class and of
                  the Quantum Fund B Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the Blue Chip Fund B Class, the Quantum Fund B Class or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company, shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Blue Chip Fund A Class or the Quantum Fund A Class, as appropriate. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of Blue Chip Fund B Class shares or Quantum Fund B Class of shares, as appropriate, of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectuses of the Blue Chip Fund B Class and of the Quantum Fund B Class, as such prospectuses may be amended from time to time.

                           (c) The number of shares of the Blue Chip Fund A
                  Class into which a share of the Blue Chip Fund B Class, and the number of shares of the Quantum Fund A Class into which a share of the Quantum Fund B Class, are converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Blue Chip Fund B Class or of the Quantum Fund B Class, as appropriate, for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Blue Chip Fund A Class or of the Quantum Fund A Class, as appropriate, for purposes of sales and redemption thereof on the Conversion Date.

                           (d) On the Conversion Date, the shares of the Blue
                  Chip Fund B Class converted into shares of the Blue Chip Fund A Class, and the shares of the Quantum Fund B Class converted into shares of the Quantum Fund A Class, will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of the Blue Chip Fund A Class into which the shares of the Blue Chip Fund B Class have been converted, or the number of shares of the Quantum Fund A Class into which the shares of the Quantum Fund B Class have been converted, as appropriate, and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectuses of the Blue Chip Fund B Class or of the Quantum Fund B Class, as appropriate, as such prospectuses may be amended from time to time and (iii) the right to vote converting shares of the Blue Chip Fund B Class or of the Quantum Fund B Class, as appropriate, held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the Blue Chip Fund A Class or the Quantum Fund A Class, as appropriate, resulting from the conversion need not be issued until certificates representing shares of the Blue Chip Fund B Class or the Quantum Fund B Class, as appropriate, converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                           (e) The automatic conversions of the Blue Chip Fund B
                  Class into the Blue Chip Fund A Class, and of the Quantum Fund B Class into the Quantum Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article FIFTH shall be suspended at any time that the Board of Directors determines
                  (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the Blue Chip Fund B Class or the Quantum Fund B Class, as appropriate, does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Blue Chip Fund B Class or the Quantum Fund B Class, as appropriate, does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectuses of the Blue Chip Fund B Class or the Quantum Fund B Class, as appropriate, as such prospectuses may be amended from time to time, is not satisfied.

                           (f) The automatic conversion of the Blue Chip Fund B
                  Class into Blue Chip Fund A Class, and of the Quantum Fund B Class into the Quantum Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the Blue Chip Fund B Class or the Quantum Fund B Class, as appropriate, on any Distribution Plan with respect to, as relevant, the Blue Chip Fund A Class or the Quantum Fund A Class, as appropriate, and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Blue Chip Fund B Class or of the Quantum Fund B Class, as appropriate, with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                  4. (a) The shares of the Blue Chip Fund C Class and the Blue Chip Fund Institutional Class shall not automatically convert into shares of the Blue Chip Fund A Class of the Blue Chip Fund series of the Common Stock as do the shares of the Blue Chip B Class of the Blue Chip Fund series of the Common Stock.

                  (b) The shares of the Quantum Fund C Class and the Quantum Fund Institutional Class shall not automatically convert into shares of the Quantum Fund A Class of the Quantum Fund series of the Common Stock as do the shares of the Quantum Fund B Class of the Quantum Fund series of the Common Stock.

                  SIXTH: The shares of the Blue Chip Fund A Class, the Blue Chip Fund B Class, the Blue Chip Fund C Class and the Blue Chip Fund Institutional Class of the Blue Chip Fund series, as well as the shares of the Quantum Fund A Class, the Quantum Fund B Class, the Quantum Fund C Class and the Quantum Fund Institutional Class of the Quantum Fund series, have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  SEVENTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  EIGHTH: The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  NINTH: These Articles Supplementary shall become effective at 5:00 p.m. on December __, 1996.

                  IN WITNESS WHEREOF, Delaware Group Equity Funds II, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary on this ____ day of December, 1996.


                                  DELAWARE GROUP EQUITY FUNDS II, INC.


                                  By:_____________________________________
                                            George M. Chamberlain, Jr.
                                            Senior Vice President


ATTEST:


-------------------------------
         David P. O'Connor
     Assistant Secretary

                  THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP EQUITY FUNDS II, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                           -----------------------------------
                                                    George M. Chamberlain, Jr.
                                                    Senior Vice President